Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September 22, 2014, is entered into between C. STEPHEN GUYER, an individual (the "Buyer"), and EPIC MINERAL RESOURCES, INC., a Colorado limited corporation (the "Seller").

WHEREAS, Seller owns 361,198,924 shares of Class B common stock, par value $0.001 per share (the "Shares"), of Colorado Goldfields, Inc., a Colorado corporation (the "Company"); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section ), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Shares. The aggregate purchase price for the Shares shall be $10,000 (the "Purchase Price").

2.

Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing to be mutually determined by the parties hereto (the "Closing"). At the Closing, Seller shall deliver to Buyer a stock certificate evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and Buyer shall deliver to Seller an original executed promissory note in the principal amount of the Purchase Price.

3.

Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a)

This Agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(b)

The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("Encumbrances"). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances.

4.

Representation and Warranties of Buyer.

(a)

This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(b)

Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

5.

Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

6.

Entire Agreement; Amendment. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

7.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule.

8.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

SELLER:

EPIC MINERAL RESOURCES, INC.

By: /s/ Shannon P. Murphy

       Shannon P. Murphy, President

BUYER:

/s/ C. Stephen Guyer

C. Stephen Guyer